March 17, 2005                                   For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
---------------------                            (904) 346-1506
                                                 sedelman@steinmart.com


              STEIN MART, INC. REPORTS 4Q & FY'04 FINANCIAL RESULTS

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for its fourth quarter and fiscal year ended January 29, 2005.

For the fourth quarter of 2004, the Company earned $22.8 million or $0.53 per diluted share, a 65 percent increase over net income of $13.9 million or $0.33 per diluted share in the fourth quarter of 2003.

Net sales for the fourth quarter were $444.9 million, an 8.8 percent increase over the $408.9 million in sales for the fourth quarter of 2003. Comparable store sales increased 8.0 percent from the fourth quarter of 2003 to the fourth quarter of 2004.

Gross profit increased to $130.2 million, or 29.3 percent of sales in the fourth quarter of 2004 compared to $112.4 million, or 27.5 percent of sales in the same period of 2003. Gross profit was favorably impacted by a 0.5 percentage point improvement in shrinkage from last year; this represents the second year of better-than-expected inventory results from a restructured loss prevention organization and enhanced systems.

Selling,  general and  administrative  (SG&A)  expenses rose to $97.4 million or
21.9 percent of sales as compared to $90.9 million or 22.2 percent of sales during the prior year's fourth quarter. Included in SG&A for the fourth quarter of 2004 and 2003 were store closing and asset impairment charges of $3.2 million (including stores closing in 2005) and $1.6 million, respectively.

For the fifty-two week fiscal year 2004, the Company earned $38.0 million or $0.89 per diluted share as compared to earnings of $2.2 million or $0.05 per diluted share in 2003.

Net sales were $1.460 billion, an 8.0 percent increase from the $1.352 billion in sales for 2003. Comparable stores sales increased 9.1 percent for the year.

Gross profit was $390.0 million, or 26.7 percent of sales for fiscal 2004 compared to $339.8 million, or 25.1 percent of sales in the same period of 2003.

Selling, general and administrative expenses decreased to $343.2 million or 23.5 percent of sales as compared to $344.7 million or 25.5 percent of sales during fiscal 2003. Included in SG&A for fiscal 2004 and fiscal 2003 were store closing and asset impairment charges of $4.7 million and $12.0 million, respectively.

During 2004, Stein Mart opened seven new stores, relocated two stores and closed seven locations. The seven closed stores' aggregate loss from operations during 2004 was $3.8 million or $0.06 per share. The Company exited one market in the first quarter of 2004; therefore, that store is reported as a "discontinued operation" in 2004 and joins two other stores as discontinued operations for 2003 as required by SFAS 144 in the Statements of Operations. Stein Mart ended fiscal 2004 with 261 stores as compared with 261 stores at the end of 2003.

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


"The strength of our 2004 business is a direct result of our initiatives over the past two years: creating a distinctive fashion assortment, delivering it more frequently to our stores to promote newness, offering compelling prices on merchandise, and supporting both full price and seasonal clearance with a more clearly defined marketing plan," commented Michael D. Fisher, president and chief executive officer. "Our inventories are fresh and well-controlled, our store level productivity is greatly improved, our real estate portfolio is stronger than ever, and we believe we have a solid platform for further growth and improvement."

Accomplishments during 2004
     o Increased total sales by 8.0 percent overall and comparable store sales by 9.1 percent
     o    Improved net income to $0.89 per share vs. $0.05 per share in 2003
     o    Improved gross profit as a percentage of sales by 160 basis points
     o    Improved SG&A rate by 200 basis points
     o Improved sales per average comparable store from $5.22 million to $5.70 million
     o    Opened  seven new  locations  during  the year  which  produced  $19.4
          million  in  sales  by   year-end;   relocated   two  stores  to  more
          advantageous locations and closed seven underperforming stores
     o    Reduced average store inventories by 2.2 percent
     o    Reduced inventory shrinkage for a pre-tax benefit of $2.2 million
     o Eliminated borrowings and ended the year with more than $92 million in cash and short-term investments

Lease Accounting Review
As a result of a clarification issued on February 7, 2005 by the Securities and Exchange Commission, the Company, like most other retailers, is reviewing its accounting treatment for construction allowances received from lessors as incentives on certain operating leases. The Company does not anticipate that there will be a material effect on its financial position, results of operations or cash flows for the fiscal years 2004, 2003 or 2002 related to the resolution of this issue. The Company anticipates completing this review in conjunction with the filing of its Form 10-K for the year ended January 29, 2005.

Plans for 2005
The Company plans to open 15 new stores in 2005, including one relocation, and expects to close eight locations.

Capital expenditures are planned at $20-22 million for the 15 new store locations, existing store remodels and technology improvements. The Company's strong cash position will continue to be utilized for investment in the store network and infrastructure, as well as regular repurchases of the Company's common stock under its current authorization from the Board of Directors.

Earnings Estimates
Comparable store sales have been below plan for the first two weeks of March. If the current trend continues, March 2005 comparable store sales would decrease in the low single digit range for the month compared to an 18.4 percent increase in March 2004; however, April comparable store sales are expected to be positive. The comparable store sales increase for the quarter is now expected to be 2-3 percent, resulting in earnings per share at the low end of the previously announced range of $0.33 - $0.35.

Year-end conference call
The Company will host a conference call with management to discuss these results at 10:30 a.m. Eastern Time today (March 17) and may be accessed by all interested parties at www.steinmart.com.

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


About Stein Mart
Stein Mart's 261 stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and young children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                       ###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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


                                Stein Mart, Inc.
                                 Balance Sheets
                                   (Unaudited)
                                 (In thousands)


                                                               January 29,        January 31,
                                                                  2005               2004
                                                             --------------     --------------
ASSETS
Current assets:
Cash and cash equivalents                                        $ 20,250           $ 11,965
Short-term investments                                             72,475               -
Trade and other receivables                                         5,852              4,227
Inventories                                                       277,164            283,379
Prepaid expenses and other current assets                          11,818             12,299
                                                             --------------     --------------
     Total current assets                                         387,559            311,870
Property and equipment, net                                        77,711             78,371
Other assets                                                        9,789              8,860
                                                             --------------     --------------
     Total assets                                                $475,059           $399,101
                                                             ==============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                 $ 99,163           $ 65,118
Accrued liabilities                                                73,257             60,715
Income taxes payable                                                5,089               -
                                                             --------------     --------------
     Total current liabilities                                    177,509            125,833
Notes payable to banks                                               -                24,962
Other liabilities                                                  21,040             20,628
                                                             --------------     --------------
     Total liabilities                                            198,549            171,423
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock - $.01 par value; 1,000,000 shares
 authorized; no shares outstanding
Common stock - $.01 par value;  100,000,000  shares
 authorized;  42,880,031 and 41,993,529 shares issued
 and outstanding, respectively                                        429                420
Paid-in capital                                                    14,340              3,196
Unearned compensation                                                (603)              (309)
Retained earnings                                                 262,344            224,371
                                                             --------------     --------------
     Total stockholders' equity                                   276,510            227,678
                                                             --------------     --------------
     Total liabilities and stockholders' equity                  $475,059           $399,101
                                                             ==============     ==============

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


                                Stein Mart, Inc.
                            Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                                       13 Weeks Ended                        52 Weeks Ended
                                                             ---------------------------------     ---------------------------------
                                                               January 29,        January 31,        January 29,        January 31,
                                                                  2005               2004               2005               2004
                                                             --------------     --------------     --------------     --------------
Net sales                                                        $444,943           $408,910         $1,459,607         $1,351,623

Cost of merchandise sold                                          314,694            296,522          1,069,574          1,011,849
                                                             --------------     --------------     --------------     --------------
Gross profit                                                      130,249            112,388            390,033            339,774

Selling, general and administrative expenses                       97,421             90,880            343,161            344,680

Other income, net                                                   3,817              3,045             14,277             13,004
                                                             --------------     --------------     --------------     --------------
Income from operations                                             36,645             24,553             61,149              8,098

Interest income                                                       190               -                   371               -

Interest expense                                                     -                   375                 39              1,688
                                                             --------------     --------------     --------------     --------------
Income from continuing operations before income taxes              36,835             24,178             61,481              6,410

Provision for income taxes                                         13,998              9,188             23,363              2,436
                                                             --------------     --------------     --------------     --------------
Income from continuing operations                                  22,837             14,990             38,118              3,974

Loss from discontinued operations, net of tax benefit                -                (1,130)              (145)            (1,773)
                                                             --------------     --------------     --------------     --------------
Net income                                                       $ 22,837           $ 13,860         $   37,973         $    2,201
                                                             ==============     ==============     ==============     ==============
Basic income (loss) per share:
Continuing operations                                               $0.54              $0.36              $0.90              $0.09
Discontinued operations                                               -                (0.03)               -                (0.04)
                                                             --------------     --------------     --------------     --------------
Total                                                               $0.54              $0.33              $0.90              $0.05
                                                             ==============     ==============     ==============     ==============
Diluted income (loss) per share:
Continuing operations                                               $0.53              $0.36              $0.89              $0.09
Discontinued operations                                               -                (0.03)               -                (0.04)
                                                             --------------     --------------     --------------     --------------
Total                                                               $0.53              $0.33              $0.89              $0.05
                                                             ==============     ==============     ==============     ==============
Weighted-average shares outstanding - Basic                        42,530             41,750             42,268             41,649
                                                             ==============     ==============     ==============     ==============
Weighted-average shares outstanding -Diluted                       43,409             41,957             42,786             41,701
                                                             ==============     ==============     ==============     ==============

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


                                Stein Mart, Inc.
                            Statements of Cash Flows
                                   (Unaudited)
                                 (In thousands)

                                                                  For The 52 Weeks Ended
                                                             ---------------------------------
                                                               January 29,        January 31,
                                                                  2005               2004
                                                             --------------     --------------
Cash flows from operating activities:
  Net income                                                      $37,973            $ 2,201
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                                18,047             19,543
      Impairment of property and other assets                       2,103              3,881
      Store closing charges                                         1,382              5,883
      Deferred income taxes                                            57             (1,734)
      Restricted stock compensation                                   114                 37
      Tax benefit from exercise of stock options                    1,938                164
      Changes in assets and liabilities:
        Trade and other receivables                                (1,625)               692
        Inventories                                                 6,215             13,851
        Prepaid expenses and other current assets                   1,035             (2,309)
        Other assets                                                 (929)            (2,896)
        Accounts payable                                           34,045            (11,179)
        Accrued liabilities                                        12,612              4,340
        Income taxes payable                                        5,089             (5,353)
        Other liabilities                                          (1,651)             2,747
                                                             --------------     --------------
  Net cash provided by operating activities                       116,405             29,868
Cash flows used in investing activities:
  Capital expenditures                                            (19,490)           (13,343)
  Purchases of short-term investments                            (912,525)              -
  Sales of short-term investments                                 840,050               -
                                                             --------------     --------------
  Net cash used in investing activities                           (91,965)           (13,343)
                                                             --------------     --------------
Cash flows from financing activities:
  Net borrowings under notes payable to banks                     (24,962)           (16,388)
  Proceeds from exercise of stock options                           7,855              1,271
  Proceeds from employee stock purchase plan                          952                910
  Purchase of common stock                                           -                  (212)
                                                             --------------     --------------
  Net cash used in financing activities                           (16,155)           (14,419)
                                                             --------------     --------------
Net increase in cash and cash equivalents                           8,285              2,106
Cash and cash equivalents at beginning of year                     11,965              9,859
                                                             --------------     --------------
Cash and cash equivalents at end of period                        $20,250            $11,965
                                                             ==============     ==============
Supplemental disclosures of cash flow information:
  Interest paid                                                   $    63            $ 1,702
  Income taxes paid                                                17,154              7,723

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